Exhibit 1.1

H WORLD GROUP LIMITED

[ ● ] American Depositary Shares

Each representing ten Ordinary Shares

Underwriting Agreement

New York, New York
January [ ● ], 2023

Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

U.S.A.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

1.             Introductory. H World Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [ ● ] American Depositary Shares representing [ ● ] ordinary shares, par value US$0.00001 per share of the Company (the “Firm ADSs”).

The Company also proposes to issue and sell to the several Underwriters up to an additional [ ● ] American Depositary Shares representing [ ● ] ordinary shares, par value US$0.00001 per share, of the Company (the “Additional ADSs”), if and to the extent that the Representatives exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the “ADSs.” The ordinary shares, par value US$0.00001 per share, of the Company are hereinafter referred to as the “Shares.”

The Shares represented by the ADSs are to be deposited pursuant to a deposit agreement, dated as of March 25, 2010, among the Company, Citibank, N.A., as depositary (the “Depositary”) and the holders and beneficial owners from time to time of the American Depositary Shares issued thereunder, as amended by Amendment No. 1 thereto, dated May 12, 2021 (the “Deposit Agreement”).

2.             Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters that:

(i)             An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form F-3 (File No. 333-[ ● ]) in respect of the Shares has been filed with the Securities and Exchange Commission (the “SEC”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the SEC, no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and the Shares have been duly registered under the Securities Act pursuant to such registration statement (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the ADSs filed with the SEC pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the ADSs that is filed with the SEC and deemed by virtue of Rule 430B or Rule 430C to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined below), is hereinafter called the “Pricing Prospectus”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the ADSs in the form first used to confirm sales of the ADSs (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter called the “Prospectus;” any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form F-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the ADSs filed with the SEC pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934 (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Securities Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act is hereinafter called a “Written Testing-the-Waters Communication”; any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”); as used herein, the “Time of Sale” means the time when sales of the ADSs were first made, which for purposes of this Agreement is [ ● ] a.m. New York time on the date of this Agreement.

(ii)             The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the SEC objects to the use of the Registration Statement as an automatic shelf registration statement.

(iii)             (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and (B) the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)             The Pricing Prospectus, as supplemented by the information listed on Schedule II of this Agreement, taken together (collectively, the “General Disclosure Package”), and any Testing-the-Waters Communication, when considered together with the General Disclosure Package, as of the Time of Sale did not, and as of each Time of Delivery (as defined in Section 5 below) will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus, each “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”) and each Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus and each Issuer Free Writing Prospectus, roadshow and each Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Prospectus as of the Time of Sale, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus, or any Testing-the-Waters Communication conflicted or would conflict with the information then contained in the Registration Statement, or as a result of which such Issuer Free Writing Prospectus or any Testing-the-Waters Communication, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or any Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission.

(v)           The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and the filing of the relevant documents with the SEC have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(vi)          The Company (including, without limitation, its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to any offering material in connection with the offering and sale of the ADSs and will not, without the prior written consent of the Underwriters, prepare, make, use, authorize, approve or refer to any offering material, other than the General Disclosure Package and any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with this Agreement.

(vii)         (A) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.

(viii)        The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such or any other documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II to this Agreement.

(ix)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(x)            The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(xi)           Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements, (i) sustained any material loss or interference with its business from fire, explosion, flood, pandemic or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) the issuance, if any, of stock or increase in shares upon conversion of Company securities as described in the Registration Statement, the General Disclosure Package and the Prospectus or (iii) this offering) or material increase in the long term debt of the Company and its subsidiaries, taken as a whole, or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement.

(xii)          The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as described in the Registration Statement, the General Disclosure Package and the Prospectus or as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; and none of the Company or any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone under any of the leases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease, which has had, or could have, a Material Adverse Effect.

(xiii)         Each of the Company and each of its subsidiaries has been (i) duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect; the Company has been duly registered as a non-Hong Kong company under Part 16 of the then in force Companies Ordinance (Chapter 622 of the Laws of Hong Kong); and each of the business licenses and articles of association of each of the subsidiaries formed under the laws and regulations of the PRC is in full force and effect under, and in compliance with PRC law.

(xiv)         The Company has an authorized share capital as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and all of the issued and outstanding shares in the share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Shares contained in the Registration Statement, the General Disclosure Package and the Prospectus; all of the issued shares in the share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (to the extent that the contribution obligations in relation thereto are due) and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Registration Statement, the General Disclosure Package and the Prospectus and pledges of shares of certain PRC subsidiaries required to be made in connection with bank loans in China, and except that the registered capital of each PRC subsidiary of the Company has been or will be validly issued and fully paid with all contributions to such registered capital within the time periods permitted under applicable PRC laws and their constitutive documents; the ADSs to be issued and sold by the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free of any restriction upon the holding, voting or transfer thereof and will conform to the description of the ADSs contained in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the ADSs is not subject to any preemptive or similar rights.

(xv)          The statements in the Pricing Prospectus and the Prospectus under the headings “Prospectus Supplement Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects. The proceeding sentence, insofar as it relates to statements in the Pricing Prospectus and the Prospectus under the heading “Underwriting,” does not apply to information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 9(a) hereof.

(xvi)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and save for certain preemptive rights, rights of first refusal or other similar rights to purchase the Company’s non-wholly owned subsidiaries, no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase, or instruments convertible into or exchangeable for, any equity interest in the Company or its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares in the share capital of the Company, its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options.

(xvii)        Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries, or to the best knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(xviii)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), other than registration rights that have been or will be satisfied, waived or complied with.

(xix)         The execution, delivery and performance of this Agreement, the issuance and sale of the ADSs hereunder and the Shares represented thereby by the Company, and the consummation of the transactions contemplated in this Agreement and the Registration Statement, the General Disclosure Package and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or memorandum and articles of association or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the consummation of the transactions contemplated by this Agreement, for the issuing, offering and sale of the ADSs, the deposit of Shares with the Depositary against issuance of American depositary receipts (“ADRs”) evidencing the ADSs except such as have been obtained under the Securities Act and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the ADSs by the Underwriters.

(xx)          Under the laws of the Cayman Islands, each holder of ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee, being the registered holder of the ADS, as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(xxi)         The certificate of incorporation, memorandum and articles of association, bylaws or other constitutional or organizational documents of each of the Company and its subsidiaries comply with the requirements of applicable law in its respective jurisdiction of incorporation and are in full force and effect.

(xxii)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Hong Kong, British Virgin Islands, Singapore or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities in the PRC, Cayman Islands, Hong Kong, British Virgin Islands, Singapore or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound (except where a waiver or consent from the counterparty has been obtained), except in the case of (A), (B) and (D) above, where any such breach or default would not, individually or in aggregate, have a Material Adverse Effect.

(xxiii)       The application of the net proceeds from the offer and sale of the ADSs, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or any governmental authorization applicable to any of the Company or any of its subsidiaries.

(xxiv)       Any third-party statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, the Company has obtained the consents to the use of such data from such sources to the extent required.

(xxv)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings or arbitration pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries or any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s best knowledge, no event has occurred which is expected to give rise to any of the foregoing actions.

(xxvi)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (the “Licenses”) necessary to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them, except for Licenses where the failure to have such Licenses would not have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, result in a Material Adverse Effect; all such Licenses contain no conditions precedent that have not been fulfilled or performed or other materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package and the Prospectus; except for Licenses where the failure to have such Licenses would not have a Material Adverse Effect, all such Licenses are valid and in full force and effect, and none of the Company or its subsidiaries is in violation of, or in default under, or has received notice of any action, suit, proceeding, investigation or inquiry relating to revocation, suspension or modification of, or has any reason to believe that any relevant governmental authority is considering revoking, suspending or modifying, any such License.

(xxvii)      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company or its subsidiaries own, possess, license or have other rights to use or can acquire on reasonable terms sufficient trademarks, service marks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted by them. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) to the Company’s knowledge, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries that are material to the Company and its subsidiaries, taken as a whole; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute or result in any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries that are material to the Company and its subsidiaries, taken as a whole; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; (iv) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; (v) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and (vi) to the best knowledge of the Company, none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of the rights of any persons, except for such Intellectual Property that are not material to the Company and its subsidiaries, taken as a whole.

(xxviii)     The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the currently conducted business of the Company and its subsidiaries, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in all material respects (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that would not reasonably be expected to have a Material Adverse Effect or that have been remedied without material cost or liability or the duty to notify any other person or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxix)        (A) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent that could have a Material Adverse Effect on the Company; and (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there have been and are no violations of any applicable labor and employment law in the relevant jurisdictions by the Company or any of its subsidiaries except for such violations as would not have a Material Adverse Effect.

(xxx)         Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person.

(xxxi)        All returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions in which the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all respects, except where failure to make such return, report or filing, or correctly and properly file any such return, report or filing would not have a Material Adverse Effect; no such returns, reports or filings are the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under U.S. generally accepted accounting principles (“GAAP”) for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has knowledge, after due and careful inquiry, or received notice, of any tax deficiency with respect to the Company or any of its subsidiaries, except for such tax deficiencies that are not material to the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has paid all taxes (including any assessments, fines or penalties) required to be paid by them, except as would not have a Material Adverse Effect and except as being contested in good faith and by appropriate proceedings.

(xxxii)       The Company and its subsidiaries, and to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all material policies of insurance insuring the Company or any of its subsidiaries, and to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company or their respective assets, are in full force and effect; the Company and its subsidiaries, and to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries, or to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it, or to the Company’s knowledge, the operators of the properties leased and operated or owners of the properties managed by the Company, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary.

(xxxiii)      The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(xxxiv)      The Company does not believe it was a passive foreign investment company within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for 2021 and it does not expect to be one for 2022 or the foreseeable future.

(xxxv)        Deloitte Touche Tohmatsu Certified Public Accountants LLP (the “Reporting Accountant”), who have (i) certified certain financial statements of the Company and its subsidiaries, and (ii) audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder.

(xxxvi)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxxvii)      The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(xxxviii)     The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxxix)             Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and the NASDAQ thereunder have been and are applicable to the Company, the Company has taken all necessary action to ensure that there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC and the NASDAQ thereunder.

(xl)             The sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Operating and Financial Review and Prospects” in the General Disclosure Package and the Prospectus (including the documents incorporated by reference therein) accurately and fully describe: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources.

(xli)             Neither the Company nor any of its subsidiaries nor any director, officer or, to the Company’s knowledge, any agent, employee or affiliate of the Company or of any of its subsidiaries is aware of or has, directly or indirectly, made, offered, promised or authorized (i) any contribution, payment, gift of funds or property, or anything of value to any public official (as defined below), in the United States, the PRC, Hong Kong or any other jurisdiction, where either the payment or the purpose of such contribution, payment, gift or thing of value was, is, or would be prohibited under any applicable law of the United States, the PRC, Hong Kong or any other jurisdiction, or (ii) any bribe, rebate, payoff, influence payment, kickback or other corrupt or unlawful payment in any jurisdiction in connection with the business activities of the Company or any of its subsidiaries, as applicable; without prejudice to the foregoing, neither the Company nor any of its subsidiaries nor any director, officer or, to the Company’s knowledge, any agent, employee or affiliate of the Company or of any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any relevant anti-bribery or anti-corruption laws or the rules or regulations thereunder, including, but not limited to, the Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as may be amended; and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith; and no part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder (as used herein, “public official” includes any official, agent, officer, employee or representative of, or any person acting in an official capacity on behalf of, any of the following parties: a national, supranational, regional or local authority, an agency, department or instrumentality of a government, a judicial body, a public international organization, a political party, a body that exercises regulatory authority over any one of the Underwriters, or an entity or enterprise with any level of government or state ownership or control by any one of the foregoing parties; and also includes any candidate for public office or for any political party position and any member of any royal or ruling family; the definition of “public official” further includes immediate family members and close associates of all parties mentioned above).

(xlii)             The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xliii)             None of the Company nor any of its subsidiaries nor any director, officer or, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is: (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Switzerland, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (currently consisting of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, and the so-called Donetsk and Luhansk People’s Republics). The Company will use the proceeds of the offering of the ADSs in the manner as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; neither the Company, nor any of its subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a person subject to or target of Sanctions, or with or in a country or territory subject to Sanctions, in the preceding five years, nor does the Company, or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a such persons, or with or in such country or territory. The Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations in this clause (xlv) or in the Registration Statement, the General Disclosure Package and the Prospectus.

(xliv)        Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its subsidiaries and their respective assets and operations are in compliance with, and the Company and each of its subsidiaries have obtained or made and hold and are in compliance with all approvals required under, any and all applicable Environmental Laws (as defined below) in all material respects; (B) there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company and its subsidiaries, taken as a whole, under, or to interfere with or prevent compliance by each of the Company and its subsidiaries with, Environmental Laws in all material respects; (C) none of the Company or its subsidiaries is the subject of any investigation, or has received any notice or claim, or is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim, or is bound by any judgment, decree or order, or has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below), which would, individually or in the aggregate, result in a Material Adverse Change (as used herein, “Environmental Laws” means any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign relating to health, safety, the environment (including, without limitation, the protection, cleanup or restoration thereof), natural resources or Hazardous Materials (including, without limitation, the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(xlv)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company’s subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or its other subsidiaries, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company or the other subsidiaries any loans or advances to such subsidiary from the Company or the other subsidiaries or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all dividends declared by a subsidiary in the PRC may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in United States dollars, subject to the successful completion of PRC formalities required by applicable PRC laws and regulations for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(xlvi)       Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of its controlling shareholders that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each controlling shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations.

(xlvii)       The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009 (together with any official implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an stock exchange located outside PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.

(xlviii)      The Company has consulted with the component Cyberspace Administration of China and obtained oral confirmation for this offering from the governmental entity that it is not required to file for a cybersecurity review under the Cybersecurity Review Measures (2021), which came into effect on February 15, 2022. The Company will use reasonable best efforts to fully cooperate once being informed by any governmental entity of any such cybersecurity review and report to the Cybersecurity Review Office. The Company has not received any notice from the Cyberspace Administration of China or any other governmental entity designating the Company as a “critical information infrastructure” operator under the Cybersecurity Review Measures (2021).

(xlix)        This Agreement has been duly authorized, executed and delivered by the Company.

(l)             The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus.

(li)            The ADSs, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement.

(lii)           The audited and unaudited (but reviewed) financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, to the Company’s audited financial statements present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(liii)          Any certificate signed by any officer or director of the Company and delivered to the Underwriters, counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(liv)         There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the with the issuance and sale of the ADSs.

(lv)          None of the Company nor any of its subsidiaries nor any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(lvi)         Under the laws of the Cayman Islands and the Hong Kong S.A.R., the courts of the Cayman Islands and the Hong Kong S.A.R. will recognize and give effect to the choice of law provisions set forth in Section 18 hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement; under the laws of the PRC, the choice of law provisions set forth in Section 18 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the discretion of the relevant courts and public policies and other principles to be considered by such courts and the other conditions described under the section titled “Enforceability of Civil Liabilities” in the Preliminary Prospectus and Prospectus.

(lvii)        Except as described in the General Disclosure Package and the Prospectus, there are no affiliations or associations between any member of the FINRA and the Company nor any affiliations or associations between (A) any member of the FINRA and (B) any of the Company’s officers, directors or 10% or greater security holders.

(lviii)       The Registration Statement, Preliminary Prospectus, Prospectus and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of any jurisdiction in which any Registration Statement, Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus is distributed; and no governmental authorization, other than those heretofore obtained, is required in connection with the offering of the ADSs in any jurisdiction where the ADSs are being offered.

(lix)          There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Annual Report which have not been described as required.

3.             Agreements to Sell and Purchase . The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company (i) at US$[ ● ] per ADS (the Public Offering Price (as defined below)) the number of Firm ADSs set forth in the column “Number of Firm Public Offering Price ADSs to be Purchased” in Schedule I hereto (subject to such adjustments to eliminate fractional shares as the Representatives may determine), and (ii) at US$[ ● ] per ADS (representing an underwriting discount of 2.5% from the Public Offering Price (as defined below)) the number of Firm ADSs set forth in the column “Number of Firm Underwriting Discount ADSs to be Purchased” in Schedule I hereto (subject to such adjustments to eliminate fractional shares as the Representatives may determine).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase, severally and not jointly, up to [ ● ] Additional ADSs at US$[ ● ] per ADS with respect to 90% of such Additional ADSs and at US$[ ● ] per ADS with respect to 10% of such Additional ADSs. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than five business days after the date of such notice. On each day, if any, that Additional ADSs are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

4.             Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Company is further advised by the Representatives that the ADSs are to be offered to the public initially at US$[ ● ] per ADSs (the “Public Offering Price”) and to certain dealers at a price that represents a concession not in excess of US$[ ● ] per ADSs from the Public Offering Price.

5.             Payment and Delivery.

(a)             Payment for the Firm ADSs to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Firm ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on January 12, 2023, or at such other time on the same or such other date, not later than January 19, 2023, as shall be designated in writing by the Representatives. The time and date of such payment is herein referred to as the “Closing Date” and the Closing Date and each Option Closing Date are herein referred to as a “Time of Delivery.”

(b)             Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City to the account specified by the Company to the Underwriters at least forty-eight hours in advance of such payment against delivery of such Additional ADSs for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than the fifth business day thereafter, as shall be designated in writing by the Representatives.

The ADSs to be delivered to each Underwriter shall be delivered in book entry form, and in such denominations and registered in such names as the Representatives may request in writing not later than one full business day prior to the Closing Date or Option Closing Date, as the case may be. Such ADSs shall be delivered by or on behalf the Company to the Representatives through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the account(s) specified by the Company to the Representatives on the Closing Date or Option Closing Date, as the case may be.

6.             Certain Agreements of the Company. The Company agrees with each of the Underwriters:

(i)             The Company will (A) prepare and timely file with the SEC under Rule 424(b) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A and 430B under the Securities Act, (B) not file any amendment to the Registration Statement or distribute or file an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file and/or furnish, as applicable, on a timely basis, all reports required to be filed or furnished, as the case may be, by the Company with the SEC during the period when the Prospectus is required to be delivered under the Securities Act.

(ii)            During the three-year period after the date of this Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Representatives as soon as available, a copy of each report of the Company filed with or furnished to the SEC under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the SEC on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(iii)           The Company will furnish to the Representatives, without charge, six copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 6(vi) or 6(vii) below, as many copies of the General Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(iv)           The Company will (i) not make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” or “written communication” (in each case, as defined in Rule 405 under the Securities Act) required to be filed by the Company with the SEC or retained in the Company’s records pursuant to Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the information listed in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the SEC, legending and record keeping and (iv) not take any action that would result in any Underwriter being required to file with the SEC pursuant to Rule 433(d) under the Securities Act a “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(v)            The Company will advise the Representatives promptly (A) of any request of the SEC for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package, or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Securities Act. The Company will use reasonable best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(vi)           If, during such period after the first date of the public offering of the ADSs, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur (including, for the avoidance of doubt, information relating to financial results) as a result of which (A) in the judgment of the Company or (B) in the reasonable opinion of the Underwriters it becomes necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein (in the light of the circumstances existing at the time the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, in the case of the Prospectus) not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company will promptly notify the Representatives (in the case of clause (A)) and either (i) prepare as soon as reasonably practicable and file with the SEC an appropriate amendment to the Registration Statement and/or supplement to the Prospectus or (ii) prepare as soon as reasonably practicable and file with the SEC an appropriate filing under the Exchange Act that shall be incorporated by reference in the Prospectus and the Registration Statement so that the Prospectus and the Registration Statement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus and the Registration Statement will comply with the law.

(vii)         If the General Disclosure Package is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which, (A) in the judgment of the Company or (B) in the reasonable opinion of the Representatives, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company will promptly notify the Representatives (in the case of clause (A)) and either (i) prepare as soon as reasonably practicable, file with the SEC (if required) and furnish to the Representatives an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare as soon as reasonably practicable and file with the SEC an appropriate filing under the Exchange Act that shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they are made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(viii)        The Company will arrange, if necessary, for the qualification of the ADSs for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect during the Effectiveness Period; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the ADSs, or subject it to taxation, in any jurisdiction where it is not now so subject.

(ix)           The Company will make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder (including, but not limited to, Rule 158 under the Securities Act).

(x)            The Company will apply the net proceeds to the Company from the sale of the ADSs in the manner set forth under the heading “Use of Proceeds” in the General Disclosure Package and file such reports with the SEC with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act.

(xi)           The Company will indemnify and hold each of the Underwriters and their respective affiliates harmless against any, documentary, stamp or similar issuance or transfer taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong or the United States or any other jurisdiction which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Shares represented by the ADSs as contemplated in each of the General Disclosure Package and the Prospectus and the execution and delivery of this Agreement (except where such Underwriters purchase the ADSs for their investment accounts).

(xii)           The Company will not during the period ending 90 days after the date of the Prospectus or such earlier date that the Representatives consent to in writing (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or ADSs of the Company or any securities convertible into or exercisable or exchangeable for Shares or ADSs of the Company (“Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any Lock-Up Securities, or (4) publicly disclose the intention to make any such offer, pledge, sale or disposition, or enter into any such transaction, swap, hedge or other arrangement, or file any such registration statement. The foregoing sentence shall not apply to (a) the issuance of Shares and ADSs under this Agreement, (b) the issuance by the Company of any Lock-Up Securities upon the exercise of an option or warrant or any other security outstanding on the date hereof of which the Representatives have been advised in writing (including by way of the General Disclosure Package), (c) the grant of incentive shares by the Company to its employees, directors and/or consultants pursuant to the Company’s existing share incentive plans, or the issuance of any Lock-Up Securities upon the exercise of options granted under existing employee share incentive plans, (d) issuance by the Company of any securities upon the conversion of the Company’s convertible senior notes due 2026 or the performance of the Company’s obligations under the indenture dated May 7, 2020 related to those notes or (e) any capitalization issue, capital reduction, or consolidation or sub-division of the Shares.

(xiii)         The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

(xiv)         The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the ADSs; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the ADSs, including any stamp or transfer taxes in connection with the original issuance and sale of the ADSs; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents, if required, printed (or reproduced) and delivered in connection with the offering of the ADSs; (v) the registration of the ADSs under the Exchange Act and the listing of the ADSs on the Nasdaq Global Select Market; (vi)  any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, not to exceed US$10,000); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the ADSs; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. Notwithstanding the foregoing, the Underwriters will (A) pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make, and (B) reimburse the Company for documented fees and expenses incurred in connection with offering of the ADSs in the amount of (x) US$[ ● ] plus (y) 0.25% of the Public Offering Price times the number of Additional ADSs purchased by the Underwriters (if any), with the amount reimbursed by each Underwriter bearing the same proportion to the aggregate amount reimbursed by the Underwriters as the number of Firm ADSs to be purchased by such Underwriter bears to the total number of Firm ADSs. The reimbursement due from the Underwriters hereunder shall be paid on the Closing Date (in the case of (B)(x) above) and each Option Closing Date (in the case of (B)(y) above).

7.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters at each Time of Delivery shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and such Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i)             The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required to be filed, shall have been filed as required by Rules 424(b) (without reliance on Rule 424(b)(8)), 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time periods prescribed by, and in compliance with, the rules and regulations of the SEC thereunder, and any request of the SEC for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of, or preventing or suspending the use of, the Registration Statement, as amended from time to time, or the Prospectus or any Issuer Free Writing Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been taken or, to the knowledge of the Company or the Underwriters shall be contemplated or threatened by the SEC and no injunction, restraining order or order of any nature by any Federal or state court of competent jurisdiction shall have been issued as of any Time of Delivery which would prevent the issuance of the ADSs.

(ii)            The Company shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, and Cleary Gottlieb Steen & Hamilton (Hong Kong), Hong Kong S.A.R. counsel for the Company, to have furnished to the Underwriters their opinions and 10b-5 letter, dated the Time of Delivery, and addressed to the Underwriters, substantially in the form agreed by such counsel and the Underwriters.

(iii)           The Company shall have requested and caused Maples and Calder (Hong Kong) LLP, Cayman Islands and British Virgin Islands counsel for the Company, to have furnished to the Underwriters their opinions, dated the Time of Delivery and addressed to the Underwriters, substantially in the form agreed by such counsel and the Underwriters.

(iv)          The Company shall have requested and caused JunHe LLP, PRC counsel for the Company, to have furnished to the Underwriters their opinion, dated the Time of Delivery substantially in the form agreed by such counsel and the Underwriters.

(v)           The Company shall have requested and caused Shook Lin & Bok LLP, Singapore counsel for the Company, to have furnished to the Underwriters their opinion, dated the Time of Delivery and addressed to the Underwriters substantially in the form agreed by such counsel and the Underwriters.

(vi)           The Company shall have requested and caused Linklaters LLP, German counsel for the Company, to have furnished to the Underwriters their opinion, dated the Time of Delivery and addressed to the Underwriters substantially in the form agreed by such counsel and the Underwriters.

(vii)          The Underwriters shall have received from Latham & Watkins LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Time of Delivery and addressed to the Underwriters, with respect to the issuance and sale of the ADSs, the Registration Statement, the General Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(viii)        The Underwriters shall have received from Jingtian & Gongcheng, PRC counsel for the Underwriters, such opinion or opinions, dated the Time of Delivery and addressed to the Underwriters, as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(ix)             The Company shall have requested and caused Patterson, Belknap, Webb & Tyler LLP, counsel for the Depositary, to have furnished to the Underwriters their opinion, dated the Time of Delivery and addressed to the Underwriters substantially in the form agreed by such counsel and the Underwriters.

(x)             The Company shall have furnished to the Underwriters a certificate of the Company, signed by the principal executive officer of the Company, dated the Time of Delivery, to the effect that the signers of such certificate have reviewed the Registration Statement, the General Disclosure Package, Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the ADSs, and this Agreement and that:

(1)             the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Delivery with the same effect as if made at the Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Delivery;

(2)             no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3)             since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xi)            The Company shall have furnished to the Underwriters a certificate, dated the Time of Delivery and addressed to the Underwriters of its chief financial officer with respect to certain financial information contained in the General Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto.

(xii)           The Company shall have requested and caused Deloitte Touche Tohmatsu Certified Public Accountants LLP to furnish to the Underwriters, at the date hereof and at the Time of Delivery, letters, dated respectively as of the date hereof and as of the Time of Delivery, in form and substance satisfactory to the Underwriters.

(xiii)          On or prior to the first Time of Delivery, the Underwriters shall have received lock-up letters from each of the directors and executive officers of the Company and any other parties listed on Schedule I to Exhibit A hereto, in each case substantially in the form attached hereto as Exhibit A.

(xiv)          Prior to each Time of Delivery, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(xv)           The ADSs shall have been listed on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Underwriters.

(xvi)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for Underwriters and not otherwise waived in writing by the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the applicable Time of Delivery by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Latham & Watkins LLP, U.S. counsel for the Underwriters, 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong, on the Closing Date or Option Closing Date, as applicable.

8.             Reimbursement of Underwriters’ Expenses. If any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the ADSs.

9.             Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of each of the Underwriters within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim, as such expenses are incurred) caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the ADSs as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any roadshow or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Company by the Underwriters expressly for inclusion therein. The Company acknowledges that the name and address of each Underwriter and its participation in the sale of the ADSs in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of such Underwriter for inclusion in any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any roadshow or any Written Testing-the-Waters Communication (the “Underwriter Information”).

(b)             Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to the Underwriter Information. The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each of the Underwriters may otherwise have.

(c)             In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 9. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a) hereof, and by the Company, in the case of parties indemnified pursuant to Section 9(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)             To the extent the indemnification provided for in Section 9(a) or 9(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)             The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 9(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of borrowed ADSs

10.            Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, the Hong Kong Stock Exchange, the London Stock Exchange or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, the Cayman Islands, Hong Kong, London, the PRC or other relevant jurisdiction shall have occurred or (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State, the Cayman Islands, Hong Kong, London, the PRC or relevant foreign country authorities.

11.             Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(b)             If any Underwriter shall default in its obligation to purchase ADSs which it has agreed to purchase hereunder on the Closing Date or an Option Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that it has so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Closing Date or Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such International Offer Shares.

(c)             If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (b) above, the aggregate number of such ADSs which remains unpurchased does not exceed one tenth of the aggregate number of all the ADSs to be purchased at such Closing Date or Option Closing Date, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Closing Date or Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d)             If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (b) above, the aggregate number of such ADSs which remains unpurchased exceeds one tenth of the aggregate number of all the ADSs to be purchased at such Closing Date or Option Closing Date, or if the Company shall not exercise the right described in subsection (c) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to each Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Additional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6(xiv) hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.           Representations and Indemnities to Survive. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriters or any controlling person of the foregoing, or by or on behalf of the Company or its directors or officers and (c) the sale of the ADSs. If this Agreement is terminated pursuant to Section 10, the respective obligations of the Company and the Underwriters under Section 9 shall remain in effect, and if any ADSs have been sold by the Underwriters the representations and warranties in Section 2 and all obligations under Section 6 shall also remain in effect.

13.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the registration under the Securities Act and sale of the ADSs, represents the entire agreement between the Company and the Underwriters with respect to the subject matter hereof.

(b)             This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

14.           The Company acknowledges that in connection with the subject matter hereof: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the subject matter hereof, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

16.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of ADSs as such from the Underwriters merely by reason of such purchase.

17.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. (a) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States located in the City and County of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168 (the “Authorized Agent”) as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b)             With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)             If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by to the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) to the Underwriters may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify to the Underwriters against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to the Underwriters hereunder.

19.            Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Goldman Sachs (Asia) L.L.C. to 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention Syndicate Desk, Equity Capital Markets and to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, U.S.A., Attention Syndicate; and if to the Company shall be delivered, mailed or sent to No. 1299 Fenghua Road, Jiading District, Shanghai 200233, People’s Republic of China, Attention: Hui Jin.

22.            Payments Net of Taxes. All payments to be made by the Company under this Agreement shall be paid gross free and clear of any right of counterclaim or set-off, and without deduction or withholding for or on account of, any present or future taxation imposed by any authority and all interest, additions to tax, penalties or similar liabilities with respect thereto, save for any deduction or withholding required by law. If any taxation is required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein is received by the Underwriters. However, no additional amount(s) will be payable pursuant to this paragraph for or on account of (i) any income taxes of or other taxes imposed on an Underwriter as a result of such Underwriter having a connection with the relevant taxing jurisdiction other than a connection arising solely as a result of the transactions contemplated hereunder or (ii) any taxes to the extent imposed as a result of the failure of an Underwriter to provide information or certification requested by the Company that such taxable person could have legally provided and would have reduced or eliminated such taxes, or otherwise comply with the applicable laws relating to taxation.

23.            Recognition of the U.S. Special Resolution Regime.

(b)             If any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)             If any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(d)             In this Section 23:

(i)             “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)             “Covered Entity” means any of the following:

(1)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)             a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)             a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)           “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)           “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

[Signature Pages Follow]

Very truly yours,

H World Group Limited

By:
Name:
Title:

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Goldman Sachs (Asia) L.L.C.

(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

Signature Page to Underwriting Agreement

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Public Offering Price ADSs to be Purchased	Number of Firm Underwriting Discount ADSs to be Purchased	Maximum Number of Additional ADSs to be Purchased
Goldman Sachs (Asia) L.L.C.	[ ● ]	[ ● ]	[ ● ]
UBS Securities LLC	[ ● ]	[ ● ]	[ ● ]
Total	[ ● ]	[ ● ]	[ ● ]

SCHEDULE II

Schedule of Free Writing Prospectuses included in the General Disclosure Package

EXHIBIT A

Form of Lock-Up Agreement

_____________, 2023

Goldman Sachs (Asia) L.L.C.

UBS Securities LLC

c/o Goldman Sachs (Asia) L.L.C.

68/F, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

U.S.A.

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs (Asia) L.L.C. and UBS Securities LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with H World Group Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in relation to the registration under the Securities Act of 1933, as amended, by the several underwriters named in Schedule I of the Underwriting Agreement, including the Representatives (the “Underwriters”) of [ ● ] American Depositary Shares (“ADSs”), each initially representing the right to receive ten ordinary shares, par value US$0.00001 per share, of the Company (the “Ordinary Shares”).

To induce the Underwriters to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Final Prospectus”) relating to the offering of the ADSs or such earlier date that the Representatives consent to in writing (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any securities so owned convertible into or exercisable or exchangeable for Ordinary Shares or ADSs (collectively, “Lock-Up Securities”) or (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing.

The foregoing sentence shall not apply to (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the offering, (b) transfers of Lock-Up Securities as a bona fide gift or gifts, (c) transfers of the undersigned’s Lock-Up Securities if the undersigned is a partnership, limited liability company or corporation, to limited partners or shareholders or “affiliates” (as such term is defined in Rule 12b-2 under the Exchange Act) of the undersigned, provided that any such transfer shall not involve a disposition for value, (d) transfers of Lock-up Securities to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), each donee, distributee or transferee, as the case may be, shall sign and deliver to the Underwriters a lock-up letter substantially in the form of this letter, or (e) establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (x) such plan does not provide for the transfer of Lock-Up Securities during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of such securities may be made under such plan during the Restricted Period, or (f) with respect to an aggregate $11 million loan to [the undersigned][Ms. Zhao Tong Tong] from JPMorgan Chase Bank, N.A., a Singapore Branch (“JPM”), secured by a pledge of 40 million ordinary shares from [the undersigned][Ms. Zhao Tong Tong], the transfer of up to $11 million of ordinary shares or ADSs to JPM, its affiliates or third parties in the event JPM forecloses on the pledged ordinary shares.

For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement.

The undersigned understands that the Underwriters are relying upon this agreement in entering into the Underwriting Agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This agreement shall terminate upon the expiration of the Restricted Period or in the event that there is no delivery of, and payment for, the ADSs pursuant to the Underwriting Agreement, upon three days’ prior written notice of such non-delivery and non-payment given by the undersigned to you.

This agreement and any claim, controversy, or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the state of New York.

Yours very truly,

Name:

SCHEDULE I to EXHIBIT A

List of Lock-Up Signatories

EXHIBIT B

CFO CERTIFICATE

Dated: _______, 2023

The undersigned, Chief Financial Officer of H World Group Limited (the “Company”), pursuant to Section 7(xi) of the Underwriting Agreement, dated [ ● ], 2023 (the “Underwriting Agreement”), between the Company, Goldman Sachs (Asia) L.L.C. and UBS Securities LLC, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), hereby certifies that:

1.	I am providing this certificate to the Underwriters in connection with the Registration Statement, the General Disclosure Package and the Prospectus.

2.	I am responsible for the Company’s accounting matters and I have specific knowledge of the internal accounting records of the Company. The Company’s books and records are prepared by members of my staff under my supervision.

3.	I have supervised the compilation of and reviewed the circled information contained on Annex A attached hereto, as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. With respect to such information, I have performed the following procedures, which were applied as indicated with respect to the letters explained below:

A.             I have compared the amount to, or computed the amount from, the Company’s accounting books and records prepared by the Company’s accounting personnel for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable), and such information is true, complete and accurate.

B.             I have compared the amount or percentage to, or computed the amount or percentage from, the corresponding data and other records maintained by the Company for the periods, or as of the dates, indicated and found such information to be in agreement (giving effect to rounding where applicable), and such information is true, complete and accurate.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Registration Statement, the General Disclosure Package and the Prospectus.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:	Jihong He
Title:	Chief Financial Officer